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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SBS Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

2400 Louisiana Blvd. NE
AFC Building 5, Suite 600
Albuquerque, New Mexico 87110
Tel. (505) 875-0600

PROXY STATEMENT AND NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on November 18, 2004

Dear Shareholders:

You are cordially invited to attend the SBS Technologies, Inc. 2004 Annual Meeting of Shareholders, which will be held on Thursday, November 18, 2004 at 8:30 a.m. Mountain Standard Time, at the Sheraton Uptown Albuquerque Hotel, 2600 Louisiana Blvd. NE, Albuquerque, New Mexico 87110. The purpose of the meeting is to act on the following:

(1) To elect seven Directors;

(2) To ratify the appointment of KPMG LLP as our independent registered public accountants to audit the consolidated financial statements for the fiscal year ending June 30, 2005; and

(3) To transact any other business as may properly come before the meeting.

If you were a shareholder of record at the close of business on September 29, 2004, you may vote by proxy or in person at the Annual Meeting. Your vote is important. Whether or not you plan to attend the meeting, please complete, date, and sign the enclosed proxy card, and mail it in the enclosed business reply envelope. For your convenience, you may also vote your shares via telephone or Internet according to the instructions on the proxy card. If you vote your proxy over the telephone or Internet, please do not mail in your completed proxy card. If you are a registered shareholder and wish to vote your shares in person at the meeting, you may do so even if you have previously returned your proxy card. However, if you hold your shares in Street Name and wish to vote your shares in person at the meeting, you must indicate that on your proxy card as instructed and return it before the meeting in the envelope provided.

Bruce E. Castle
Secretary

October 11, 2004

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PROXY STATEMENT FOR SBS TECHNOLOGIES, INC.
2004 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, shareholders of SBS Technologies, Inc. ("SBS," the "Company" or "we") will act upon matters described in the Notice of Annual Meeting that accompanies this Proxy Statement, including the election of seven Directors and the ratification of the Audit Committee's selection of KPMG LLP as our independent registered public accountants to audit the consolidated financial statements for the fiscal year ending June 30, 2005.

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is asking you to vote for two items or, if you prefer, asking your permission to allow us to vote your shares at the 2004 Annual Meeting of Shareholders. The Annual Meeting will be held on November 18, 2004 at the Sheraton Uptown Albuquerque Hotel, 2600 Louisiana Blvd. NE, Albuquerque, New Mexico 87110, at 8:30 a.m. Mountain Standard Time. This proxy statement includes information about the issues to be voted upon at the meeting, and on the transaction of such other business as may properly come before the meeting.

On October 11, 2004, we began mailing these proxy materials to all shareholders of record at the close of business on September 29, 2004. On August 13, 2004, there were 15,503,774 shares of SBS common stock outstanding and entitled to vote.

In accordance with New Mexico law, a list of shareholders entitled to vote at the Annual Meeting will be available on November 18, 2004 at the Sheraton Uptown Albuquerque Hotel, 2600 Louisiana Blvd. NE, Albuquerque, New Mexico 87110 and for 10 days before the meeting, between the hours 8:30 a.m. and 5:30 p.m., at SBS' Corporate Headquarters, 2400 Louisiana Blvd. NE, AFC Building 5, Suite 600, Albuquerque, New Mexico, 87110.

Who Can Attend the Meeting?

Only shareholders who owned SBS common stock as of September 29, 2004, or their duly appointed proxies, will be entitled to attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will not be admitted to the Annual Meeting unless you bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of September 29, 2004.

What Constitutes a Quorum?

The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the shares of SBS common stock issued and outstanding on September 29, 2004 are represented, in person or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards either marked "abstain" or "withhold authority to vote", or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present. Also, if shares are held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions ("broker nonvotes"), those shares will be counted as present for quorum purposes.

How Many Votes Do I Have?

If you were a shareholder at the close of business on September 29, 2004, you will be entitled to vote. Each share of SBS common stock that you own entitles you to one vote.

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How Can I Vote My Shares?

You can vote on matters presented at the Annual Meeting by proxy in three ways or in person:

(A) By Proxy - If you are a shareholder of record, you may vote your proxy by mail, telephone or the Internet. Telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers. Voting by telephone or Internet will help SBS reduce costs.

Voting Your Proxy by Telephone

In the U.S. and Canada, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 12:00 p.m. Central Standard Time on November 17, 2004. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

Voting Your Proxy by Internet

You can also choose to vote over the Internet. The web site address for Internet voting is on your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 12:00 p.m. Central Standard Time on November 17, 2004. If you vote over the Internet, you do not need to return your proxy card. Please note that if you vote over the Internet, you may incur costs such as telecommunication and Internet connection charges associated with normal Internet usage.

Voting Your Proxy by Mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it as instructed on the proxy card in the postage paid envelope provided.

If you vote by proxy using any of these three methods, the persons named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for Director, and whether your shares should be voted for or against the ratification of the appointment of the principal independent registered public accountants for fiscal year 2005. If you vote by telephone or Internet and choose to vote with the recommendation of SBS' Board of Directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted:

  "FOR" the election of all seven nominees for Director; and

  "FOR" ratification of the appointment of the principal independent registered public accountants for the fiscal year ending June 30, 2005.

If a nominee becomes unable to serve as Director, which we do not anticipate, your proxies intend to vote for the election of a substitute nominee recommended by the Board of Directors.

If any other matter is presented, your proxies will vote in accordance with the best judgment of management. At the time this proxy went to press, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other adult person, sign the proxy, and deliver it to the person whose name has been substituted.

(B) In Person - If you are a shareholder of record, you may cast your vote in person at the Annual Meeting. In order to vote at the meeting, shareholders must present a form of personal identification. If you hold your shares in Street Name, please see the section below entitled "If I Hold Shares In Street Name, How Can I Vote My Shares?" for information on how to vote your shares in person at the Annual Meeting.

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If I Hold Shares In Street Name, How Can I Vote My Shares?

You can submit voting instructions to your broker or nominee. If you wish to vote in person at the Annual Meeting, please refer to the voting instruction card included in the materials provided by your broker or nominee. You will be required to bring with you a legal proxy covering your securities issued to you in accordance with the voting instruction card.

May I Revoke My Proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

  send another proxy with a later date,

  notify SBS' Secretary in writing to arrive at SBS' Corporate Headquarters, 2400 Louisiana Blvd. NE, AFC Building 5, Suite 600, Albuquerque, New Mexico, 87110, before the date of the Annual Meeting that you have revoked your proxy, or vote in person at the Annual Meeting.

How Can I Present An Issue To Be Addressed At Next Year's Annual Meeting?

Shareholders must submit proposals, intended to be considered at the next Annual Meeting, in writing to the Secretary of SBS, no later than June 13, 2005, for inclusion in SBS' Proxy Statement and Form of Proxy relating to the meeting. Also, shareholders who wish to propose proper business from the floor, for consideration at the 2005 Annual Meeting of Shareholders, and who have not properly submitted that proposal for possible inclusion in SBS' 2005 proxy materials, must notify SBS' Secretary in writing no later than August 27, 2005.

How Will Broker Non-votes be Treated?

We will treat broker non-votes as present to determine whether or not we have a quorum at the meeting, but they will not be treated as entitled to vote on the proposals, if any, for which the broker indicates it does not have discretionary authority.

Will my Vote be Kept Confidential?

Yes. As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept secret and are available only to SBS' tabulator, which is required to keep your votes confidential.

Who Will Count the Votes?

SBS' tabulator, Wells Fargo Bank, N.A., will count the votes.

Who Pays to Prepare, Mail and Solicit These Proxies?

SBS pays all of the costs of preparing, mailing and soliciting proxies. SBS asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. We will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. We have engaged our transfer agent, Wells Fargo Bank, N.A., to assist in the distribution and tabulation of proxies. A few employees of SBS may also participate, without additional compensation, in the solicitation of proxies by telephone, facsimile, e-mail, and personally. SBS does not currently intend to engage any third party to assist with proxy solicitation, and therefore we do not expect the expenses, if any, for proxy solicitation to exceed $5,000.

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What are the Board's Recommendations?

The Board recommends a vote "FOR" the election of the seven Director nominees and the Board and the Audit Committee recommend the ratification of the Audit Committee's selection of KPMG LLP as our independent registered public accountants to audit the consolidated financial statements for the fiscal year ending June 30, 2005. With respect to any other matter that is properly brought before the meeting, the proxy holders will vote the proxies held by them in accordance with their best judgment.

What Vote Is Required To Approve Each Proposal?
Proxy Item No. 1 Election of Directors:

Each Director who receives a "FOR" vote by a majority of shares represented in person or by proxy at the Annual Meeting will be elected. If you vote to withhold authority to vote for all listed nominees or if you vote to withhold authority for a particular nominee, your vote will count as a vote "AGAINST" the nominee(s). Otherwise, your vote will count "FOR" the nominee(s).

Proxy Item No. 2 Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants:

A "FOR" vote by a majority of the shares represented in person or by proxy at the Annual Meeting is required to ratify the appointment of KPMG LLP as our independent registered public accountants to audit the consolidated financial statements for the fiscal year ending June 30, 2005. If you "ABSTAIN" from voting, your abstention has the same effect as if you voted "AGAINST" the proposal.

Please note the following:

Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the broker or other entity has not voted.

What if Other Matters Come up During the Meeting?

If any matters other than those referred to in the Notice of Annual Meeting properly come before the meeting, the individuals named in the accompanying form of proxy will vote the proxies held by them in accordance with their best judgment. SBS is not aware of any business other than the items referred to in the Notice of Annual Meeting that may be considered at the meeting.

Multiple Individuals Who Reside in my Home are Beneficial Owners of Shares of SBS Common Stock. Why did we Receive Only One Copy of this Proxy Statement?

We are sending only one proxy statement to you if you share a single address with another shareholder unless we received instructions to the contrary from you. This practice, known as "householding," is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. If you wish to receive a separate proxy statement in the future, you may contact SBS Investor Relations by telephone at (505) 875-0600, by mail at 2400 Louisiana Blvd. NE, AFC Building 5, Suite 600, Albuquerque, NM 87110, or by email at jwade@sbs.com. If you receive multiple copies of our Proxy Statement, you can request householding by contacting SBS Investor Relations. If you own your shares through a broker, bank or other holder of record, you can request householding by contacting the holder of record.

How Can I Obtain Electronic Access to the Proxy Statement and Annual Report?

This Proxy Statement and our 2004 Annual Report may be viewed in the Financial Reports & Filings section of our investor relations website at www.sbs.com/ir.

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OWNERSHIP OF SBS COMMON STOCK

How Much Stock Do Shareholders Who Have More Than 5% of Common Stock Own?

The following table sets forth, as of June 30, 2004, the beneficial ownership of common stock by each person who is known by SBS to own beneficially more than 5% of the outstanding shares of common stock:

                                             Amount and Nature of      Percent of Class
Name and Address of Beneficial Owner         Beneficial Ownership (1)  Beneficially Owned (2)
Wellington Management Co. LLP (3)                     1,492,330                 9.63%
Fidelity Management & Research Co. (4)                1,370,800                 8.85%
Barclays Global Investors, N.A. (5)                   1,181,394                 7.62%
Kennedy Capital Management, Inc. (6)                    864,773                 5.58%
T. Rowe Price Associates, Inc. (7)                      824,200                 5.32%

__________

  The ownership information disclosed above is based on a Schedule 13F report dated June 30, 2004 filed with the Securities and Exchange Commission.

  To SBS' knowledge, except where otherwise noted, each person listed has sole voting power of the shares.

  The address for the shareholder is in care of Wellington Management Co. LLP, 75 State Street, Boston, Massachusetts, 02109-1809.

  The address for the shareholder is in care of Fidelity Management & Research Co., One Federal Street, Boston, Massachusetts 02110- 2003.

  The address for the shareholder is in care of Barclays Global Investors, N.A., 45 Fremont Street, San Francisco, California, 94105- 2228.

  The address for the shareholder is in care of Kennedy Capital Management, Inc., 10829 Olive Boulevard, St. Louis, Missouri, 63141-7739.

  The address for the shareholder is in care of T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, Maryland, 21202- 1008.

How Much Stock Do The Directors And Executive Officers Own?

The following table sets forth, as of August 13, 2004, the beneficial ownership of common stock by each Director and nominee for Director of SBS, each Executive Officer, and by all Directors and Executive Officers as a group (see footnotes for explanations):

                                                         Amount and Nature of        Percent of Class
Name of Beneficial Owner                               Beneficial Ownership (1)    Beneficially Owned (6)
----------------------------------------------------  --------------------------  ------------------------
Christopher J. Amenson (7) (nominee)* ..............           345,113  (3,5,8)            2.23%
Warren W. Andrews (nominee)* .......................            45,600  (5)                (2)
Lawrence A. Bennigson (nominee)* ...................            84,069  (4,5)              (2)
Bruce E. Castle (7) ................................            16,417  (3,5)              (2)
James E. Dixon, Jr.(7) .............................           129,802  (3,5,9)            (2)
Peter D. Fenner (nominee)*..........................            36,441  (4,5)              (2)
David H. Greig (7) .................................           155,100  (5)                1.00%
Clarence W. Peckham (nominee)* (7) .................           139,443  (3,5)              (2)

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                                                         Amount and Nature of        Percent of Class
Name of Beneficial Owner (Continued)                   Beneficial Ownership (1)    Beneficially Owned (6)
----------------------------------------------------  --------------------------  ------------------------
Richard Szafranski (nominee)* ......................            11,088  (5)                (2)
Alan F. White (nominee)* ...........................            51,636  (5)                (2)
All Directors and Executive Officers as a group ....         1,014,709                     6.54%

__________

* Director as of August 13, 2004.

On August 13, 2004, there were 15,503,774 shares of SBS common stock outstanding.

The address for each of these shareholders is in care of SBS at 2400 Louisiana Blvd. NE, AFC Building 5, Suite 600, Albuquerque, NM 87110.

(1) A person is deemed to be the owner of securities that can be acquired by that person within 60 days of the date of the table upon exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by that person and that are exercisable within 60 days of the date of this table have been exercised.

(2) Owns less than one percent of total outstanding stock.

(3) Includes common stock owned by this person through the SBS Technologies, Inc. 401(k) Profit Sharing Plan ("401(k) Plan"): Christopher J. Amenson 4,717 shares; Bruce E. Castle 467 shares; James E. Dixon, Jr. 2,184 shares; and Clarence W. Peckham 443 shares.

(4) Mr. Bennigson and Mr. Fenner elected to receive restricted shares of SBS common stock in lieu of cash compensation for their 2003/2004 term. Upon completion of their current year terms on November 17, 2004, Mr. Bennigson will receive 3,750 shares and Mr. Fenner will receive 2,500 shares.

(5) Includes, as to the person listed, options to purchase shares of common stock exercisable as of August 13, 2004 and for 60 days thereafter, under SBS' stock option plans: Christopher J. Amenson 270,000 options, Warren W. Andrews 34,450 options, Lawrence A. Bennigson 50,000 options, Bruce E. Castle 13,750 options, James E. Dixon, Jr. 127,000 options, Peter D. Fenner 30,000 options, David H. Greig 155,100 options, Clarence W. Peckham 139,000 options, Richard Szafranski 9,769 options, and Alan F. White 43,483 options.

(6) To SBS' knowledge, except where otherwise noted, each person has sole voting and investment power as to the shares.

(7) Is an Executive Officer.

(8) Includes 1,000 shares owned indirectly by his spouse and 2,000 shares owned indirectly by his minor children.

(9) Includes 618 shares owned indirectly which are held in his spouse's SBS 401(k) account.

SBS knows of no arrangements concerning anyone's ownership of stock, which may, at a subsequent date, result in a change in control of SBS.

BOARD OF DIRECTORS

Would You Please Describe The Structure Of The Board Of Directors?

SBS' Bylaws provide for a Board of Directors composed of a minimum of one but not more than nine Directors, all of whom are elected annually. The Board of Directors determines on an annual basis the number of Board positions, and, therefore, the number of nominees to be recommended to the Shareholders for election to the Board. For the annual term ending November 17, 2004, eight Directors were elected on November 13, 2003. All of these Directors, except Louis C. Golm who resigned in April 2004, are expected to fulfill their terms. For the annual term commencing November 17, 2004, the Board has determined that the Board will consist of seven Directors. Vacancies in the Board occurring during a term are filled by persons appointed by a majority of the remaining Board members. A Director appointed to fill a vacancy, or a new Directorship created by an increase in the size of the Board, serves for the remainder of the term.

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The Board of Directors held 13 regular and special meetings during the fiscal year ended June 30, 2004. No incumbent Director attended less than 75% of the total of the Board meetings and meetings of Committees on which he served.

At the Annual Meeting of Shareholders, seven Directors will be elected by the holders of common stock to hold office until the Annual Meeting of Shareholders in 2005, and until their successors are elected, or until their death, resignation, or removal.

At the Annual Meeting of the Board of Directors, the Board elects a Chairman of the Board and a Lead Director, who must be an independent Director, to preside over meetings of the Independent Directors.

The following persons, all of whom currently serve as Directors, have consented to be nominated and, if elected, to serve as Directors of SBS.

Nominees for the Board of Directors

Christopher J. Amenson, 54, became a Director in August 1992.  Mr. Amenson served as Chairman of the Board from May 1997 to November 2001 and from April 2002 to the present. Mr. Amenson was appointed Executive Chairman on April 17, 2003. Mr. Amenson served as President of SBS from April 1992 through March 2001 and Chief Executive Officer of SBS from October 1996 through March 2001, when he retired to pursue faith-based ministry, and from April 2002 to April 2003. From April 1992 to October 1996, Mr. Amenson was Chief Operating Officer of SBS. For five years before joining SBS, Mr. Amenson was President of Industrial Analytics, Inc., a Boston-based firm engaged in consulting in support of operations, mergers and acquisitions. Mr. Amenson also serves on the Boards of Directors of Rainbow House International, the Technical-Vocational Institute Foundation, PointCross, Inc., and is Chairman of the Board of Best Choice Educational Services, Inc.  Mr. Amenson holds a Bachelor's Degree in Government from the University of Notre Dame and a Master of Science in Management from the Massachusetts Institute of Technology ("MIT") as a Sloan Fellow.

Warren W. Andrews, 61, became a Director in November 1996. Mr. Andrews is a market and technology analyst, and is publisher and editorial director of two monthly magazines, RTC Magazine and COTS Journal. The former is the leading publication in the open-systems, embedded-computer industry, and the latter covers embedded computers in the military. He serves on the Advisory Board of BitMICRO Networks, a manufacturer of solid-state storage devices. From 1987 to 1994, Mr. Andrews served as a senior editor for Computer Design Magazine while, at the same time, publishing his own newsletter, Embedded Computer Trends. Before that he was managing editor of Electronic Design Magazine and semiconductor editor for Electronic Engineering Times. Previously, he owned and operated his own business, providing electronic design services and developing, manufacturing and selling microprocessor-based switching systems for a variety of audio and video applications. In addition, he holds one U.S. patent and has designed other products for the cable TV, security systems, education and communications markets. Mr. Andrews holds a Bachelor of Science Degree from Fairleigh Dickinson University.

Lawrence A. Bennigson, Ph.D., 67, became a Director in November 1995 and serves as Lead Director and Chairman of the Management Development and Compensation Committee. Dr. Bennigson has provided consulting services on corporate, business and manufacturing strategy and related organizational issues to major corporations and to governments in the U.S. and Europe since 1965. In 1998, he was appointed a Senior Fellow of the Harvard Business School's Executive Development Center and in 2003 he was appointed Senior Fellow, Custom Programs, Executive Education, Harvard Business School. Dr. Bennigson serves on several advisory boards, including Toffler Associates, the strategic advisory firm founded by Alvin and Heidi Toffler. As Senior Vice President and a Managing Partner of the former MAC Group, Inc., Dr. Bennigson helped lead the strategic development of the firm, resulting in its 1991 acquisition and merger to become Gemini Consulting. Dr. Bennigson taught executives and graduate students as a faculty member of the School of Engineering, Stanford University, the Harvard University Graduate School of Business, and as a visiting faculty member at the London Business School and the Graduate School of Business, Lund University, Sweden. Before his academic and consulting career, Dr. Bennigson served for six years as a U.S. Naval Officer. Dr. Bennigson holds a Bachelor's Degree in General Engineering from UCLA, as well as Master's and Doctorate Degrees in Industrial Engineering (with specialization in Human Factors Engineering and Industrial Organization) from Stanford University.

Peter D. Fenner, 68, became a Director in November 2000 and serves as Chairman of the Audit Committee. On January 1, 2001, Mr. Fenner retired after 5 years as President and CEO of Com21, Inc. Before joining Com21,

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Mr. Fenner was, for over 30 years, with AT&T, where he held numerous sales, marketing, product planning, and senior management positions. From 1989 to 1992, Mr. Fenner was President and a corporate officer of AT&T Network Systems' Transmission Business, a $3 billion unit with 10,000 employees. In this position, he was instrumental in the quality efforts that resulted in winning the Malcolm Baldridge Award. Before that, Mr. Fenner was Vice President of Product Planning for AT&T's entire $12 billion Network Systems Division, with operations that included Transmission Systems, Switching, Cellular, Cable & Wire, and Operations Support (Software). Mr. Fenner is also on the Board of Directors of BitMICRO Networks, a company producing solid state storage devices, and ActiveStrategy, a pioneer in software designed to manage the process of "Strategy Execution." Mr. Fenner holds a Bachelor of Science Degree in Industrial Engineering from Lehigh University and a Master of Science in Management from MIT as a Sloan Fellow.

Clarence W. Peckham, 55, was appointed a Director and Chief Executive Officer on April 17, 2003. Before that, Mr. Peckham was appointed Executive Vice President of SBS in February 2002, and served as President of SBS' Commercial and Government Group. In February 2001, Mr. Peckham was appointed President of SBS' Government Group and for the period 1997 to 2001, Mr. Peckham was President of SBS' wholly owned subsidiary, SBS Technologies, Inc., Embedded Computers in Raleigh, North Carolina. Before joining SBS in 1997, Mr. Peckham was Vice President of Engineering and Chief Technologist at DY4 Systems in Canada, a leading supplier of military computer systems. Mr. Peckham has over 30 years' experience in the embedded computing field. Mr. Peckham holds a Bachelor of Science Degree in Electrical Engineering from Northeastern University.

Richard Szafranski, 56, was appointed a Director on January 10, 2003.  Mr. Szafranski is the managing partner of Toffler Associates.  Mr. Szafranski retired from active service in the United States Air Force as a colonel in July 1996. In his last assignment, he was the National Military Strategy Chair at the Air War College, Maxwell AFB, Alabama and the study director for Air Force 2025. While serving, Colonel Szafranski's duties included staff positions in the headquarters of Strategic Air Command, United States Space Command, North American Aerospace Defense Command, and Air Force Space Command. He commanded B-52 units at the squadron and wing level, including assignment as commander of the 7th Bomb Wing, Carswell AFB. He is a member of the International Institute of Strategic Studies and a recipient of the US Air Force Association National Medal of Merit. He serves on the Board of Reviewers for the Aerospace Power Journal, the professional Journal of the United States Air Force. Mr. Szafranski is a graduate of Air Command and Staff College. He holds a BA in English from Florida State University and an MA in Human Resources Management from Central Michigan University.

Alan F. White, 66, became a Director in November 1997 and serves as Chairman of the Corporate Governance and Nominating Committee. Mr. White is Senior Associate Dean at the MIT Sloan School of Management and a member of the MIT Faculty (Ex Officio). Mr. White began his career at MIT in 1973, as an Alfred P. Sloan Fellow, and later served as Director of that Program. From 1973 to 1988, Mr. White served as Director of Executive Education at MIT. Mr. White serves on the boards of Ceridian Corporation (NYSE: CEN), StartupAvenue.com (France), Management Sciences for Health, and the advisory board of the Japan Management Institute. Mr. White has served as a consultant in the area of management development and business development to many organizations, including British Petroleum PLC, Citicorp, Inc., Gemini Consulting, and the Young Presidents' Organization. Mr. White holds a Bachelor's Degree in Political Science from the University of Miami (Ohio) and a Master of Science in Management from MIT as a Sloan Fellow.

There are no family relationships among any Directors or executive officers of SBS. Information about the stock ownership in SBS held by these individuals is shown under the heading "Ownership of SBS common stock" and is based on information provided by these individuals.

CORPORATE GOVERNANCE

Overview

The Board of Directors has adopted a written Statement on Corporate Governance (the "Statement"), a copy of which is available in the Corporate Governance section of our investor relations website at www.sbs.com/ir, to assist it in the performance of its duties and the exercise of its responsibilities. The Statement reflects the view of the Board with respect to corporate governance issues generally. The Board believes that good corporate governance is a source of competitive advantage for SBS. Good governance allows the skills, experience and judgment of the Board to support our executive management team, enabling management to improve our performance and maximize shareholder value.

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Does SBS have an Ethics Program?

The Board has adopted a Code of Ethics applicable to all employees and Directors of SBS (the "Code of Ethics"). The Code of Ethics contains standards to which all SBS personnel must adhere in areas such as fair dealing, conflicts of interest, company information and confidentiality, compliance with laws, rules and regulations, corporate opportunities, and improper use of corporate funds or assets, and contain specific compliance and enforcement mechanisms. The Code of Ethics is available in the Corporate Governance section of our investor relations website at www.sbs.com/ir. We will disclose future amendments to, or waivers, if any, from, the Code of Ethics on our website, www.sbs.com, within two business days following the date of the amendments or waivers.

Does the Board of Directors Have Committees?

The Board of Directors has three standing committees: Audit; Management Development and Compensation; and Corporate Governance and Nominating.

Audit Committee

Members: Peter D. Fenner (Chairman), Warren W. Andrews, and Lawrence A. Bennigson

The Audit Committee, which held eleven meetings in fiscal year 2004, consists of three Directors who are independent, as determined in accordance with all applicable rules and laws. Currently, the Board of Directors has determined that Mr. Fenner is an "audit committee financial expert" consistent with SEC rules.

The Audit Committee oversees the accounting and financial reporting processes and the audit of the financial statements of SBS, including (a) the integrity of SBS' financial statements and internal control over financial reporting, (b) SBS' compliance with legal and regulatory requirements, (c) the qualifications and independence of the independent registered public accountants, and (d) the performance of the independent registered public accountants. The Audit Committee serves as the sole authority to which the independent registered public accountants are accountable, and has the sole authority and responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accountants, including any non-audit relationship with the independent registered public accountants. The independent registered public accountants report directly to the Audit Committee and the Audit Committee is responsible for the resolution of any disagreements between management and the independent registered public accountants regarding financial reporting.

Effective June 10, 2004, the Audit Committee adopted a revised written charter, which is attached to this Proxy Statement as Appendix A, and is also available in the Corporate Governance section of our investor relations website at www.sbs.com/ir.

Corporate Governance and Nominating Committee

Members: Alan F. White (Chairman), Warren W. Andrews, Peter D. Fenner and Richard Szafranski

The Corporate Governance and Nominating Committee, which held seven meetings in fiscal year 2004, consists of four Directors who are independent. The Corporate Governance and Nominating Committee has the responsibility to make recommendations to the Board with respect to nominees to be designated by the Board for election as Directors and officers, the effectiveness, structure, size and composition of the Board, including committee assignments, and to monitor corporate governance standards of the Company. The Board of Directors approves the proposed slate of nominees for recommendation to the shareholders. Nominated Directors stand for election by the shareholders at SBS' Annual Meeting of Shareholders.

The Board of Directors has determined that each member of the Committee is independent as defined in NASD Rule 4200(A)(15), and qualified to serve on the Committee pursuant to the requirements of The Nasdaq Stock Market, Inc. ("NASDAQ"). Effective April 20, 2004, the Board of Directors adopted a written charter for the

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Corporate Governance and Nominating Committee, which is attached to this Proxy Statement as Appendix B, and is also available in the Corporate Governance section of our investor relations website at www.sbs.com/ir.

Management Development and Compensation Committee

Members: Lawrence A. Bennigson (Chairman), Richard Szafranski and Alan F. White

The Management Development and Compensation Committee, which held eight meetings in fiscal year 2004, consists of three Directors who are independent. The Committee is responsible for making recommendations to the Board of Directors concerning policies and procedures which will attract, develop and retain key managers and executives critical to the long-term success of SBS, and to align executive compensation with shareholder interests. The Management Development and Compensation Committee provides guidance and overview of all management development, executive salary, incentive and benefit programs. In addition, the Management Development and Compensation Committee is responsible for evaluating the performance of the Chief Executive Officer, recommending Chief Executive Officer compensation to the full Board, and meeting annually with the Chief Executive Officer to review management development programs and activities, and succession planning. While the administration of management development and compensation is the responsibility of SBS management, the review and recommendation of the Management Development and Compensation Committee is required for overall executive (individuals who lead businesses or functional responsibilities) compensation, philosophy and policy; incentive programs; executive benefit and perquisite programs; stock and stock option awards and their terms to be awarded to officers subject to Section 16(b) of the Securities Exchange Act of 1934; Board member compensation and any other compensation issues as may be directed to it. Effective February 7, 2003, the Board of Directors adopted a revised written charter for the Management Development and Compensation Committee, which is attached to this Proxy Statement as Appendix C, and is also available in the Corporate Governance section of our investor relations website at www.sbs.com/ir.

All members of the Management Development and Compensation Committee during the fiscal year ended June 30, 2004 were Independent Directors, and none of them was an employee or former employee of SBS. During the fiscal year ended June 30, 2004, no SBS executive officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on SBS' Management Development and Compensation Committee.

What Independence Requirements Apply to the Board of Directors and its Committees?

The Statement requires that Directors who are independent of management constitute a substantial majority of the Board of Directors. In addition, NASDAQ listing standards require that a majority of the Board be independent of management. Those standards provide generally that no Director will be considered independent unless that Director has not received, directly or indirectly, any compensation or other benefit from SBS or an affiliate, other than in his capacity as a director or a member of a committee of the Board, for a period of at least three years. The Board has determined that all of the Director nominees, with the exception of Mr. Amenson and Mr. Peckham, are independent.

NASDAQ listing standards require that all members of the Audit Committee and the Corporate Governance and Nominating Committee be independent. The Statement adopted by our Board goes farther by requiring that all members of each standing committee of the Board be comprised solely of Independent Directors. As a result, neither Mr. Amenson nor Mr. Peckham serves on any standing committee of the Board.

Do the Independent Directors Meet Separate from Management?

The Independent Directors meet separately at every regularly scheduled meeting of the Board. Those meetings are chaired by the duly elected Lead Director, who is an independent Director. Currently, the Lead Director is Lawrence A. Bennigson. The Independent Directors held five meetings in fiscal year 2004.

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How can Shareholders Communicate with the Board?

In accordance with the policy, approved by all of the Independent Directors, shareholders and other interested parties may communicate directly with the full Board, the Chairman of the Board, non-management Directors as a group or individual Directors, including the Lead Director, by delivering a written communication in care of the Corporate Secretary of SBS, 2400 Louisiana Blvd. NE, AFC Building 5, Suite 600, Albuquerque, NM 87110. The written communication should be addressed to the specific Director or Directors whom the shareholder or interested party wishes to contact. Communications may be addressed to the Director(s) concerned, and forwarded to the Corporate Secretary at 2400 Louisiana Blvd. NE, AFC Building 5, Suite 600, Albuquerque, NM 87110.   All communications are recorded in a log, and the log is regularly submitted to the Board for review.

What is the Board's Policy Regarding Annual Meeting Attendance?

As a matter of policy, Board members are required to attend the annual meeting of shareholders, unless absence is unavoidable due to matters outside the control of a Director. All members of the Board attended the last annual meeting of shareholders on November 13, 2003.

How are Directors Nominated?

Among other duties, the Corporate Governance and Nominating Committee (the "CGNC") identifies and recommends to the Board individuals qualified to serve as Directors of the Company and on committees of the Board and advises the Board with respect to the composition of the Board and its committees. All Board members are elected annually by our shareholders, subject to the Board's right to fill vacancies in existing or new Director positions on an interim basis. Based on advice from the CGNC, each year the Board will recommend a slate of Directors to be presented for election at the annual meeting of shareholders.

In accordance with the policy adopted by the CGNC, the CGNC will give consideration to any director candidates recommended by shareholders or groups of shareholders holding five percent (5%) or more of the outstanding voting stock of the Company for a period of at least one year. The CGNC will also review nominations submitted by shareholders holding less than five percent (5%) or holding shares for less than one year, but is under no obligation to formally consider such nominations. In considering candidates submitted by shareholders, the CGNC will take into consideration the needs of the Board and the qualifications of the candidate. The CGNC's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

To have a candidate considered by the CGNC, a shareholder must submit the recommendation in writing and must include the following information:

  The name of the shareholder or group of shareholders making the recommendation, and evidence of the person's or group's ownership of SBS stock, including the number of shares owned and the length of time of ownership;

  The name, age, business address and residence address of the candidate;

  The principal occupation or employment of the candidate;

  The number of shares of SBS stock owned by the candidate;

  The candidate's resume or a listing of his or her qualifications to be a Director of SBS;

  The candidate's consent to be named as a Director if selected by the CGNC, nominated by the Board and approved by the shareholders; and

  any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, if the candidate had been nominated by or on behalf of the Board.

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The shareholder recommendation and information described above must be sent by U.S. mail, postage prepaid, to the Board of Directors of SBS c/o Corporate Secretary, at 2400 Louisiana Blvd. NE, AFC Building 5, Suite 600, Albuquerque, NM 87110 and must be received by the Corporate Secretary not less than 210 days before the anniversary date of the Company's most recent annual meeting of shareholders.

In identifying and evaluating nominees for Director, the CGNC seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of Directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to SBS. The CGNC looks at each nominee on a case- by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if his or her election would further the goals described above, the CGNC takes into account all factors it considers appropriate, which include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint, and industry knowledge. In addition, the CGNC examines a candidate's specific experiences and skills in relation to the needs of the Board and SBS and the skills and experiences of current Board members. The Board believes that, to be recommended as a Director nominee, each candidate must:

  display the highest personal and professional ethics, integrity and values;

  have the ability to exercise sound business judgment;

  be accomplished in his or her respective field, and have broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

  be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long- term shareholder value; and

  have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company's business.

The Board also believes the following qualities or skills are necessary for one or more Directors to possess:

  At least one Director should have the requisite experience and expertise to be designated as an "audit committee financial expert" as defined by applicable rules of the SEC.

  One or more of the Directors generally should be active or former chief executive officers of public companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

  Directors should be selected so that the Board represents diverse backgrounds, experience and perspectives.

The CGNC identifies potential nominees by asking current Directors and executive officers to notify the CGNC if they become aware of persons meeting the criteria described above who may be available to serve on the Board. The CGNC also, from time to time, may engage firms that specialize in identifying Director candidates. As described above, the CGNC will also consider candidates recommended by shareholders.

Once a person has been identified by the CGNC as a potential candidate, the CGNC may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the CGNC determines that the candidate warrants further consideration, the Chairman or another member of the CGNC contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the CGNC requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the CGNC might be considering, and conducts one or more interviews with the candidate. In certain instances, CGNC members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge

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of the candidate's accomplishments. Current members of the Board will also be asked to interview a candidate for the Board and to provide input on whether such candidate is suitable for the position.

During fiscal year 2004, SBS has not paid any fee to any third party or third parties to identify or evaluate or assist in identifying or evaluating potential nominees.

The CGNC did not receive, by a date not later than the 210th calendar day before the date of release of this Proxy Statement to security holders in connection with the previous year's annual meeting, a recommended nominee from a security holder that beneficially owned more than 5% of the company's voting common stock for at least one year as of the date the recommendation was made, or from a group of security holders that beneficially owned, in the aggregate, more than 5% of SBS common stock.

How Much Are The Directors Paid?

During the Board term commencing in November 2003, Directors who were not employees were paid an annual retainer of $10,000 for service on the Board, and an additional retainer for Committee Chairpersons as follows: Audit Committee Chair $5,000; Corporate Governance and Nominating Committee Chair $2,500; and Management Development and Compensation Committee Chair $2,500. The Lead Director was paid an annual retainer of $2,500. Non- employee Directors were also paid a meeting fee of $1,500 per Board meeting day, a meeting fee of $750 per Committee meeting, and $1,000 per travel day for any Board or Committee meeting. In addition, non-employee Directors were paid $500 for each meeting of the Board or any Committee held telephonically. Expenses incurred in connection with attending Board and Committee meetings are reimbursed. Non-employee Directors were able to elect, under SBS' 1998 or 2000 Long-Term Equity Incentive Plans, to receive a portion of these payments in restricted shares of SBS' common stock or options to purchase shares of SBS' common stock subject to, and in accordance with, Section 16(b) of the Securities Exchange Act of 1934. In addition, each non-employee Director received an option for 11,500 shares of SBS' common stock upon election or appointment to the Board, and each year of service thereafter. This option consisted of an option for 5,000 shares under the terms of the 1993 Director and Officer Stock Option Plan and an option for 6,500 shares under the terms of the 1998 or 2000 Long- Term Equity Incentive Plans. The exercise price of all such options is the market price of SBS' common stock on the grant date as provided in the respective plan.

For the Board term commencing in November 2004, Directors who are not employees will be paid an annual retainer for service on the Board of $25,000 and an annual grant of restricted shares of SBS Common Stock, the number of shares to be determined by dividing $14,000 by the closing market price of SBS' Common Stock on the day prior to their election to the Board. The restricted shares vest one year from the date of grant and the trading restrictions will be removed equally over a three-year period. All other elements of the Director's compensation as described above will remained unchanged.

For the 2003/2004 term, each Director was granted on November 13, 2003, an option to purchase 6,500 shares under the terms of the 1998 Long- Term Equity Incentive Plan and an option to purchase 5,000 shares under the terms of the 1993 Director and Officer Stock Option Plan. The option grant to each Director from the 1998 Long-Term Equity Incentive Plan vests in one year from the date of grant, expires in ten years from the date of the grant, and has a purchase price per share of $14.02, the closing market price of SBS common stock on the date of grant, in accordance with the terms of the Plan. The option grant to each Director from the 1993 Director and Officer Option Plan vests in one year from the date of grant, expires in five years from the date of grant, and has a purchase price per share of $14.00, the closing market price of SBS common stock on the day prior to the date of grant, in accordance with the terms of this Plan.

For the 2003/2004 term, each Director received $1,500 for attending three telephonic meetings at $500 per meeting.

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In addition, each Director elected on November 12, 2003, to receive his cash compensation either in cash, restricted shares of SBS common stock, or options to purchase SBS common stock, or a combination of these selections, as follows:

  Warren W. Andrews and Richard Szafranski each elected to receive an option grant to purchase 11,835 shares under the terms of the 1998 Long-Term Equity Incentive Plan. These grants, effective November 13, 2003, vest equally over the first three years from the date of grant, expire ten years from the date of grant, and have a purchase price per share of $14.00, the closing market price of SBS common stock on the date of the election.

  Lawrence A. Bennigson elected to receive, and was granted on November 13, 2003, 3,750 restricted shares of SBS common stock valued at $14.00 per share, the closing market price of SBS common stock on the date of the election in accordance with the terms of the 1998 Long-Term Equity Incentive Plan. These restricted shares vest one year from date of grant and the trading restriction on one-third of the shares is removed upon the completion of the 2003/2004 term. The trading restriction on the remaining shares is removed equally on the second and third anniversary of the grant.

  Peter D. Fenner elected to receive a combination of restricted shares of SBS common stock and an option to purchase SBS common stock. Mr. Fenner elected to receive, and was granted on November 13, 2003, 2,500 restricted shares of SBS common stock and an option to purchase 2,731 shares of SBS common stock. The restricted shares were valued at $14.00 per share, the closing market price of SBS common stock on the date of the election in accordance with the terms of the 1998 Long-Term Equity Incentive Plan. The restricted shares vest one year from date of grant and the trading restriction on one-third of the shares is removed upon the completion of the 2003/2004 term. The trading restriction on the remaining shares is removed equally on the second and third anniversary of the grant. The option grant vests equally over the first three years from the date of grant, expires ten years from the date of grant, and has a purchase price per share of $14.00 per share, the closing market price of SBS common stock on the date of the election.

  Alan F. White elected to receive a combination of cash and an option to purchase SBS common stock. Mr. White elected to receive, and was granted on November 13, 2003, $15,000 cash compensation and an option to purchase 7,283 shares of SBS common stock. The option grant vests equally over the first three years from the date of grant, expires ten years from the date of grant, and has a purchase price per share of $14.00, the closing market price of SBS common stock on the date of the election.

  Louis C. Golm received $15,000 for his service on the Board through his resignation in April 2004.

Employees who are also Directors receive no additional compensation for serving as Directors.

We indemnify our Directors and Executive Officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us. This is required under our Bylaws, and we have also signed agreements with each of those individuals contractually obligating us to provide this indemnification to them.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers Who Are Not Directors

Bruce E. Castle, 46, was appointed Vice President, General Counsel and Secretary of SBS in November 2002. Mr. Castle was hired by SBS as General Counsel in July 2002. Before joining SBS, Mr. Castle practiced law in Albuquerque, New Mexico for 19 years, including as a director and shareholder of Kemp Smith Duncan & Hammond, P.C., managing shareholder of Eastham Johnson Monnheimer & Jontz, P.C., and most recently a principal of Vogel Campbell Blueher & Castle, P.C. Mr. Castle holds a Bachelor of Arts Degree from Northeast Missouri State University (now Truman State University) and a Juris Doctor Degree from the University of Missouri.

James E. Dixon, Jr., 59, was appointed Executive Vice President in November 2001, and Treasurer and Chief Financial Officer in September 1995.  From September 1995 to November 2001, Mr. Dixon held the position of

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Vice President, Finance and Administration.  In addition, Mr. Dixon served as Secretary from November 2000 until November 2002.  Mr. Dixon served as a Director from November 1998 through November 2000. For eight years before joining SBS, Mr. Dixon held the position of Director of Finance, Howden Group America, Inc., a wholly owned subsidiary of Howden Group PLC. Howden Group America's subsidiaries, whose combined annual revenue then exceeded $200 million, specialize in the design and manufacture of air and gas handling equipment, defense-related products and food processing equipment. Before that, Mr. Dixon held various controller positions at Westinghouse Electric Corporation from 1971 to 1985. Mr. Dixon holds a Bachelor's Degree in Business Education from Indiana University of Pennsylvania.

David H. Greig, 49, was appointed President and Chief Operating Officer in April 2002. From February 2001 to April 2002, Mr. Greig held the positions of Vice President of SBS and President of SBS' Commercial Group. Mr. Greig joined SBS in October 1997 as President of SBS' wholly owned subsidiary, SBS Technologies, Inc., Connectivity Products in St. Paul, Minnesota. Before joining SBS, Mr. Greig was employed by Perle Systems, a designer and manufacturer of computer networking equipment. During his fourteen- year tenure with Perle, Mr. Greig served in several capacities, including President of the Perle Customer Engineering Division, and later served simultaneously as President of Perle's U.S. operations, and Executive Vice President and Director of the Canadian parent company. Previously, Mr. Greig was Founder and President of Greig-Power Co. Ltd., a Toronto, Canada-based developer of custom electronic systems used to automate and control manufacturing operations. Mr. Greig performed duties as a research assistant at York University's Center for Research in Experimental Space Science before founding his own business. Mr. Greig holds the equivalent of a Bachelor's Degree in Electrical Engineering from Ryerson Polytechnical Institute in Toronto, Ontario, Canada.

How Much Do The Executive Officers Get Paid?

The following table provides an overview of compensation that SBS paid to the Executive Officers for the fiscal years ended June 30, 2004, 2003 and 2002.

Summary Compensation Table

                                                                             Long-Term
                                                            Annual         Compensation
                                                         Compensation         Awards
                                                        -------------- -------------------
                                                                            Securities        All Other
                                                            Salary          Underlying       Compensation
   Name and Principal Position                    Year       ($)        Options (# shares)       ($)
------------------------------------------------ ------ -------------- ------------------- --------------
Clarence W. Peckham                               2004      300,000                --         37,538 (5)
Chief Executive Officer (1)                       2003      272,870           100,000         43,508 (6)
                                                  2002      212,463            60,000          7,435 (7)

Christopher J. Amenson                            2004      150,000                --          6,000 (7)
Chairman of the Board, Executive Chairman         2003      192,335                --          9,291 (8)
& Former Chief Executive Officer (2)              2002       62,154           120,000          5,849 (9)

David H. Greig                                    2004      282,615                --            332 (10)
President and Chief Operating Officer (3)         2003      275,000            30,000         48,835 (11)
                                                  2002      232,489           110,000             --

James E. Dixon, Jr.                               2004      282,615            20,000         14,582 (12)
Vice President, Chief Financial Officer &         2003      275,000                --          8,253 (7)
Treasurer                                         2002      257,618            60,000          7,287 (7)

Bruce E. Castle                                   2004      234,346             7,500          9,310 (13)
Vice President, General Counsel & Secretary (4)   2003      197,308            20,000          4,500 (7)

__________

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  Effective April 17, 2003, Clarence W. Peckham was appointed to the position of Chief Executive Officer.

  Effective April 17, 2003, Christopher J. Amenson was appointed to the position of Executive Chairman.

  David H. Greig was appointed to the position of President and Chief Operating Officer effective April 26, 2002.

  Bruce E. Castle was appointed Vice President, General Counsel and Secretary of SBS in November 2002.

  Includes payment of $28,846 for accrued leave compensation and $8,692 made by SBS pursuant to a contribution-matching program under its 401 (K) plan.

  Includes $34,622 in relocation payments and $8,886 in payments made by SBS pursuant to a contribution-matching program under its 401(k) plan.

  Represents payments made by SBS pursuant to a contribution-matching program under its 401(k) plan. Amounts paid under SBS' other employee benefits plans are not included because the benefits provided to officers under these plans are identical to those provided to all other employees.

  Includes $7,692 made by SBS pursuant to a contribution- matching program under its 401(k) plan and $1,599 in fringe benefits.

  Includes $2,486 made by SBS pursuant to a contribution- matching program under its 401(k) plan and $3,363 in fringe benefits.

  Represents $332 in fringe benefits.

  Represents relocation benefits paid to employee.

  Includes $5,699 for accrued leave compensation, $8,448 made by SBS pursuant to a contribution-matching program under its 401 (K) plan, and $435 in fringe benefits.

  Includes $8,310 made by SBS pursuant to a contribution- matching program under its 401 (K) plan, and $1,000 in fringe benefits.

The following table provides information about shares acquired upon the exercise of stock options, and unexercised stock options held by, the Executive Officers in the Summary Compensation Table at June 30, 2004:

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

                                               Number of Shares Underlying          Value of Unexercised
                                                  Unexercised Options at            In-The-Money Options
                      Shares                          June 30, 2004                   at June 30, 2004
                     Acquired       Value    -------------------------------   ------------------------------
Name               on Exercise     Realized   Exercisable     Unexercisable     Exercisable    Unexercisable
----------------- -------------   ---------- -------------- ------------       -------------  ---------------
C. Amenson                  --  $        --        270,000           --      $      524,320 $             --
C. Peckham                  --           --        139,000      105,000             553,125          746,025
D. Greig                71,900      532,492        155,100       74,000             303,307          383,650
J. Dixon Jr.            50,000      420,972        117,000       50,000  (1)        189,605          219,025
B. Castle                   --           --          5,000       22,500  (2)         40,350          167,325

__________

(1) 10,000 of these options became exercisable August 11, 2004.

(2) 5,000 of these options became exercisable July 31, 2004, and 3,750 became exercisable August 11, 2004.

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The following table provides information about individual grants of stock options made to the Executive Officers in the Summary Compensation Table during the year ended June 30, 2004:

Option Grants in Fiscal Year 2004

                    Number of        Percent of Total
                   Securities       Options Granted to    Exercise
                   Underlying          Employees in      Price Per   Expiration     Grant Date
Name             Options Granted       Fiscal Year         Share        Date       Present Value
-------------- ------------------  -------------------  ----------- ------------- -----------
J. Dixon Jr.          20,000 (1)          3.42%           $  9.90    08/11/2013       94,657 (3)
B. Castle              7,500 (2)          1.28%              9.90    08/11/2013       37,496 (3)

(1) Options were granted under the 2000 Long- Term Equity Incentive Plan; 10,000 per year become exercisable upon continuous employment beginning August 11, 2004 through August 11, 2005, and the option expires on August 11, 2013.

(2) Options were granted under the 2000 Long-Term Equity Incentive Plan; 3,750 per year become exercisable upon continuous employment beginning August 11, 2004 through August 11, 2005, and the option expires on August 11, 2013.

(3) Estimated using the Black-Scholes option pricing model with the following weighted average assumptions; expected life of 2.64 years, risk free rate of return of 2.18%, expected volatility of 76.47% and a dividend yield of 0%.

Compensation Plans of SBS Under Which Securities May Be Issued

The following sets forth certain information as of June 30, 2004 with respect to compensation plans of SBS under which securities may be issued:

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, rights, restricted stock, and other stock-based awards	Weighted-average exercise price of outstanding options, rights, restricted stock, and other stock-based awards	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	2,952,505	$14.91	2,794,638 *
Equity compensation plans not approved by security holders	-	-	-
Total	2,952,505	$14.91	2,794,638 *
*

Certain equity compensation plans of the Company contain a formula that automatically increases the number of securities available for issuance by a percentage of the number of outstanding securities of the Company as follows:

  the 1993 Director and Officer Stock Option Plan provides securities available for grant equal to 5% of the number of shares of the Company's common stock outstanding the first day of each fiscal year plus shares underlying expired or terminated options (1,405,824 shares available at June 30, 2004).
  the 2000 Long-Term Equity Incentive Plan provides securities available for grant equal to ten percent of the adjusted average of the outstanding stock, as that number is determined by SBS to calculate net income per common share - assuming dilution for the preceding fiscal year, reduced by any shares of stock under the plan subject to unexercised options and any shares of stock under the plan subject to restrictions (452,921 shares available at June 30, 2004).

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In addition, the 1998 Long-Term Equity Incentive Plan provides for the award of restricted stock, stock appreciation rights, and stock unit awards, in addition to options, up to the number of shares remaining in the Plan (798,893 available as of June 30, 2004). The 2000 Long-Term Equity Plan also provides for restricted stock awards and restricted stock unit awards, not to exceed a total of 50,000 shares in any one year.

Does SBS Have Employment Agreements For The Executive Officers?

All of our Executive Officers have employment agreements with SBS.

Each Agreement:

  assigns to SBS certain intellectual property developed by the employee on SBS time,

  is terminable by either party, with or without cause, upon thirty days' notice,

  contains non-competition clauses which apply during the employment period and for two years thereafter, and contains restrictions against disclosure of proprietary information.

Christopher J. Amenson serves as Executive Chairman under an employment agreement executed on April 17, 2003. Under the agreement, which has a two-year term unless terminated as described below, Mr. Amenson receives a current base annual salary of $150,000. The agreement provides that, upon either voluntary or involuntary resignation, SBS will employ Mr. Amenson for two years following termination as an advisor to the Board of Directors at an annual rate of pay of $40,000. Also, the agreement provides for six months' severance payable upon Mr. Amenson's termination by SBS without cause.

Bruce E. Castle serves as Vice President, General Counsel and Secretary pursuant to an employment agreement effective July 29, 2003. Under the agreement, which has a three-year term unless terminated as described below, Mr. Castle receives a current base annual salary of $238,500. Also, the agreement provides for six months' severance payable upon Mr. Castle's termination by SBS without cause and one-year severance payable upon Mr. Castle's termination without cause within one year after a change in control of SBS.

James E. Dixon, Jr. serves as Executive Vice President, Treasurer and Chief Financial Officer pursuant to an employment agreement effective July 29, 2003. Under the agreement, which has a three-year term unless terminated as described below, Mr. Dixon receives a current base annual salary of $286,000. Also, the agreement provides for six months' severance payable upon Mr. Dixon's termination by SBS without cause and one-year severance payable upon Mr. Dixon's termination without cause within one year after a change in control of SBS.

David H. Greig serves as President and Chief Operating Officer pursuant to an employment agreement effective July 29, 2003. Under the agreement, which has a three-year term unless terminated as described below, Mr. Greig receives a current base annual salary of $286,000. Also, the agreement provides for six months' severance payable upon Mr. Greig's termination by SBS without cause and one-year severance payable upon Mr. Greig's termination without cause within one year after a change in control of SBS.

Clarence W. Peckham serves as Chief Executive Officer pursuant to an employment agreement effective April 17, 2003. Under the agreement, which has a five-year term unless terminated as described below, Mr. Peckham receives a current base annual salary of $300,000. The agreement also provides for issuance to Mr. Peckham of a stock option grant of 100,000 shares of SBS common stock, with annual vesting of 20,000 shares beginning on April 30, 2004 through April 30, 2008, based on continuous employment through these dates. Also, the agreement provides for six months' severance payable upon Mr. Peckham's termination by SBS without cause and one-year severance payable upon Mr. Peckham's termination without cause within one year after a change in control of SBS.

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REPORTABLE TRANSACTIONS

During The Last Fiscal Year, Has Any Director, Officer, Nominee For Director, Or Shareholder Identified In The Ownership Of SBS Common Stock Section, Or Any Of Their Immediate Family Members, Been Involved In Any Transaction In Which SBS Or Any Of Its Subsidiaries Was Involved, Or May Be Involved In The Future, Which Exceeded $60,000?

SBS knows of no reportable transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Did The Directors And Executive Officers File All Of Their Required Section 16(a) Beneficial Ownership Reports With The SEC On Time?

Under the Securities Exchange Act of 1934, Directors and Executive Officers of public companies are required to report to the Securities and Exchange Commission all personal transactions involving SBS' common stock. Based solely upon a review of Forms 3 and 4 filed by Directors and Executive Officers of SBS during the fiscal year ended June 30, 2004, all reports required by Section 16(a) of the Securities Exchange Act of 1934 were timely filed.

INDEPENDENT PUBLIC ACCOUNTANTS

Approval of Services

The Audit Committee of the Board of Directors pre- approves all engagements for audit and non-audit services provided by the Company's independent registered public accounting firm, KPMG LLP. The policies and procedures for approval of all services as outlined in the Audit Committee charter follow:

  The Audit Committee shall serve as the sole authority to which the independent registered public accountants are accountable, and have the sole authority and responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accountants, including any non-audit relationship with the independent registered public accountants; and

  The Audit Committee shall select and retain (subject to approval by the Company's shareholders), and terminate when appropriate, the independent registered public accountants, set the independent registered public accountants compensation, and pre-approve all audit services to be provided by the independent registered public accountants; and

  The Audit Committee shall pre-approve all permitted non- audit services to be performed by the independent registered public accountants and establish policies and procedures for the engagement of the independent registered public accountants to provide permitted non-audit services.

In addition, the Audit Committee has determined that the Audit Committee on behalf of SBS shall not engage the independent registered public accountants to perform any services for SBS other than audit, tax compliance, tax planning and tax advice.

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The aggregate fees billed during the fiscal years ended June 30, 2004 and 2003 for professional services rendered by SBS' independent registered public accounting firm, KPMG LLP, all of which were pre-approved by the Audit Committee, were as follows:

                                          For fiscal years ended June 30,
                                      ----------------------------------------
Type of Service                          2004%           2003%
-----------------------------------   ----------- ------    ----------- ------
Audit fees                          $    335,500     37%  $    361,500     35%
Audit-related fees                        11,900      1%        18,400      2%
Tax fees
    Tax compliance                       424,600     47%       375,700     37%
    Tax advice and planning              125,700     14%       257,900     25%
                                      ----------- ------    ----------- ------
        Total tax fees                   550,300     61%       633,600     62%
All other fees                             1,800      1%         5,400      1%
                                      ----------- ------    ----------- ------
Total fees                               899,500    100%     1,018,900    100%
                                      =========== ======    =========== ======

Audit Fees

Audit fees are comprised of fees billed in connection with: the audit of the Company's consolidated financial statements included in Form 10-K; the review of the Company's unaudited interim condensed consolidated financial statements included in Form 10-Q; statutory audits of certain foreign subsidiaries; and fees for services related to procedures performed to fulfill KPMG's responsibilities under generally accepted auditing standards in the United States of America. Audit fees also include fees associated with the review by KPMG of registration statements filed with the Securities and Exchange Commission and the related issuance of independent accountant consent letters.

Audit Related Fees

Audit related fees include assurance and related fees billed in connection with the audit of employee benefit plan financial statements and due diligence assistance services completed on potential acquisitions.

Tax Fees

Tax fees are comprised of fees billed in connection with tax compliance services and fees billed in connection with tax advice and tax planning services. Tax compliance services include preparation of income tax returns and filings with tax authorities based in the United States, Germany and Canada, assistance with claims for refunds, and tax payment assistance. Tax advice and tax planning services include assistance with the examination of tax returns previously filed, the implementation of domestic and international tax planning strategies, and consultation on other tax matters.

All Other Fees

All other fees include fees billed for assistance with the interpretation of new accounting standards and other related services.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of three Directors who are each independent and financially literate, and all of whom are financially sophisticated, within the current meaning of the National Association of Securities Dealers' ("NASD") rules regarding audit committees. Our Board of Directors has determined that Peter D. Fenner is an "audit committee financial expert," as defined by SEC rules.

We have reviewed and discussed SBS' audited consolidated financial statements for the fiscal year ended June 30, 2004, with management, which has primary responsibility for the financial statements. KPMG LLP, our company's independent registered public accountants for 2004, is responsible for expressing an opinion as to whether our consolidated financial statements present fairly, in all material respects, our financial position, results of

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operations, and cash flows in conformity with U.S. generally accepted accounting principles. The committee has discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees) and No. 90 (Audit Committee Communications), issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. KPMG LLP has provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with KPMG LLP the firm's independence from SBS. In addition, the committee has considered whether the provision of the non-audit services that it has approved is compatible with maintaining KPMG LLP's independence and believes that it is.

Based on these reviews and discussions, the committee has recommended to SBS' Board of Directors that SBS' audited consolidated financial statements be included in SBS' Annual Report on Form 10-K for the year ended June 30, 2004, and selected KPMG LLP as our independent registered public accountants to audit the consolidated financial statements for the fiscal year ending June 30, 2005, subject to shareholder ratification.

Audit Committee

Peter D. Fenner, Chairman
Lawrence A. Bennigson
Warren W. Andrews

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other SBS filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Management Development and Compensation Committee of the Board of Directors is comprised entirely of outside Directors. Members are not eligible to participate in the officer and employee compensation programs they oversee.

The responsibility of the Management Development and Compensation Committee is to:

  review the Chief Executive Officer's policies and procedures designed to attract, develop and retain key managers and executives critical to the success of SBS and align executive compensation with shareholder interests, and to make related recommendations to the Board of Directors, provide guidance and overview of all management development, executive salary, incentive and benefit programs,

  evaluate the performance of the Chief Executive Officer and recommend Chief Executive Officer compensation to the full Board, and meet annually with the Chief Executive Officer to review management development programs and activities, and succession planning.

While the administration of management development and compensation is the responsibility of SBS management, the review and approval of the Management Development and Compensation Committee is required for:

  overall executive (individuals which lead businesses or functional responsibilities) compensation, philosophy and policy,

  incentive programs,

  executive benefit and perquisite programs,

  stock and stock option awards and their terms to be awarded to officers subject to Section 16(b) of the Securities Exchange Act of 1934, and

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  Board member compensation and any other compensation issues as may be directed to it.

Chief Executive Officer Compensation Policy:

In June of 2000, the Management Development and Compensation Committee recommended and the Board adopted the policy that future primary incentive compensation for the Chief Executive Officer would be based on stock options, more closely aligning the Chief Executive Officer's compensation with the interests of SBS' shareholders. In addition, the Board adopted the policy that the Chief Executive Officer would be eligible for cash incentives, at the sole discretion of and approval by the Committee. Factors in determining whether any cash incentive would be paid to the Chief Executive Officer include:

SBS' financial operating performance as compared with its approved fiscal operating plan,

progress in the development of management and other human resources within SBS, and progress in corporate development.

Chief Executive Officer Compensation (Mr. Peckham). Clarence W. Peckham was appointed to the position of Chief Executive Officer effective April 17, 2003, succeeding Christopher J. Amenson, who assumed the position of Executive Chairman effective the same date. Mr. Peckham entered into a five-year employment agreement with a base salary of $300,000 and was granted stock options for 100,000 shares of SBS common stock, with annual vesting of 20,000 shares beginning on April 30, 2004 through April 30, 2008, based on continuous employment through these dates. Mr. Peckham's level of compensation is consistent with that of similar positions of companies of similar size in the electronics and other relevant industries, as well as market competitive conditions to attract high quality leadership in SBS' industry. At the sole discretion of the Management Development and Compensation Committee, Mr. Peckham is eligible to receive additional cash incentive compensation. No cash incentive compensation was paid to him in fiscal 2004.

Executive Chairman Compensation (Mr. Amenson). Christopher J. Amenson was appointed Chief Executive Officer on April 26, 2002, and held that position until April 17, 2003, when he assumed the position of Executive Chairman. Under Mr. Amenson's current employment agreement executed on April 17, 2003, which has a two-year term, Mr. Amenson receives a current base annual salary of $150,000. Mr. Amenson's level of compensation is consistent with his duties assigned by the Board of Directors and Mr. Amenson's level of experience and expertise. No incentive options or cash incentive compensation were provided to him in fiscal 2004.

Executive Officer Compensation Policy:

Base salaries for all other executive officers have been set at competitive levels by the Chief Executive Officer in consultation with the Management Development and Compensation Committee, giving due regard to individual performance and time in position. Cash incentive compensation for all other executive officers is discretionary, proposed by the Chief Executive Officer, and approved by the Committee, based on factors similar to those used for establishing cash incentive compensation for the Chief Executive Officer. Factors included in determining discretionary cash incentive compensation for management with line responsibility for division operations are generally tied to performance targets for the businesses under their authority and contribution to overall earnings per share. These performance targets are set as part of the annual budgeting process for SBS and its subsidiaries. No cash incentive compensation was paid during the fiscal year ended June 30, 2004.

Management Development and Compensation Committee

Lawrence A. Bennigson, Chairman
Richard Szafranski
Alan F. White

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REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Corporate Governance and Nominating Committee (the Committee) is a standing committee of the Board of Directors of SBS and is created by the Bylaws of SBS. The Committee is comprised entirely of Independent Directors.

The Committee reviewed and approved the Corporate Governance section of this Proxy Statement. All Director nominations contained in this Proxy Statement have been performed in accordance with the Director nomination process described in this Proxy Statement.

Corporate Governance and Nominating Committee

Alan F. White, Chairman
Warren W. Andrews
Peter D. Fenner
Richard Szafranski

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FIVE YEAR PERFORMANCE COMPARISON

How Did SBS Common Stock Perform During the Fiscal Year?

The graph below provides a comparison of SBS' cumulative total shareholder return with performances of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Computer Manufacturer Index as a Peer Group. The following graph assumes the investment of $100 on June 30, 1999 in SBS common stock. The NASDAQ Computer Manufacturer Index's and the NASDAQ Stock Market (U.S.) Index's returns assume reinvestment of stock and cash dividends.

250
200
150
100
50
-
1999
2000
2001
2002
2003
2004
SBS Technologies, Inc.
NASDAQ Stock Market (U.S.)
NASDAQ Computer Manufacturer

	June 30, 1999	June 30, 2000	June 30, 2001	June 30, 2002	June 30, 2003	June 30, 2004
SBS Technologies, Inc.	100	182.41	186.86	120.98	96.69	158.72
NASDAQ Stock Market (U.S.)	100	192.65	68.58	58.24	56.04	76.42
NASDAQ Computer Manufacturer	100	192.00	63.98	46.53	55.33	71.30

    $100 invested on June 30, 1999 in stock or index - including reinvestment of dividends. Fiscal year ended June 30.

ANNUAL REPORT

The Annual Report to Shareholders concerning the operations of SBS for fiscal year ended June 30, 2004, including the financial statements for that year, has been enclosed with this Proxy Statement.

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PROPOSALS TO BE VOTED UPON

PROXY ITEM NO. 1 - ELECTION OF DIRECTORS

SBS' Bylaws provide for a Board of Directors composed of a minimum of one but not more than nine Directors, all of whom are elected annually. The Board of Directors determines on an annual basis the number of nominees to be recommended to the Shareholders for election to the Board which, for this year, is seven. The following persons have consented to be nominated and, if elected, to serve as Directors of SBS.

1. Christopher J. Amenson
2. Warren W. Andrews
3. Lawrence A. Bennigson
4. Peter D. Fenner
5. Clarence W. Peckham
6. Richard Szafranski
7. Alan F. White

The Board of Directors recommends that you vote "FOR" the election of each named nominee.

PROXY ITEM NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Directors have selected KPMG LLP as SBS' independent registered public accountants to audit the consolidated financial statements for the fiscal year ending June 30, 2005. KPMG LLP has no direct interest in SBS and has had no such interest during the past fiscal year. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders, will be given the opportunity to make a statement if they so wish, and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote "FOR" the ratification of their selection of KPMG LLP as independent registered public accountants of SBS.

OTHER MATTERS

The Board of Directors is not aware of any other matters that are to be presented at the meeting. However, if any other matters should properly come before the meeting, the Proxies will vote on those matters in accordance with their judgment.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

Bruce E. Castle
Secretary

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Appendix A

SBS Technologies, Inc.

Audit Committee

Charter

Revised June 10, 2004

Status

The Audit Committee is a committee of the Board of Directors.

Membership

The Audit Committee shall consist of three or more directors elected by the Board of Directors at the recommendation of the Corporate Governance and Nominating Committee, each of whom in the judgment of the Board of Directors shall be independent in accordance with the requirements of the Securities and Exchange Commission ("SEC") and listing standards for The Nasdaq Stock Market, Inc. ("Nasdaq"). Each member shall in the judgment of the Board of Directors have the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

At least one member of the Audit Committee shall in the judgment of the Board of Directors be an audit committee financial expert in accordance with the requirements of the SEC and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities in accordance with Nasdaq listing standards.

Purpose

The Audit Committee shall oversee the accounting and financial reporting processes and the audit of the financial statements of the Company, including (a) the integrity of the Company's financial statements and internal control over financial reporting, (b) the Company's compliance with legal and regulatory requirements, (c) the qualifications and independence of the independent auditor, and (d) the performance of the independent auditor. The Audit Committee shall serve as the sole authority to which the independent auditor is accountable, and have the sole authority and responsibility for the appointment, compensation, retention and oversight of the work of the independent auditor, including any non-audit relationship with the independent auditor.

Responsibilities

  Select and retain (subject to approval by the Company's stockholders), and terminate when appropriate, the independent auditor, set the independent auditor's compensation, and pre-approve all audit services to be provided by the independent auditor.

  Pre-approve all permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services.

  At least annually, receive and review: (a) a report by the independent auditor describing the independent auditor's internal quality- control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent

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  audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

  At least annually, (a) consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, (b) obtain and review a formal written statement from the independent auditor delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard 1, (c) actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and (d) take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditor.

  Review with the independent auditor in connection with its audit: (a) the independent auditor's audit plan, (b) the scope and results of the audit; (c) any problems or difficulties that the independent auditor encountered in the course of the audit work, and management's response; and (d) any questions, comments or suggestions the independent auditor may have relating to internal control over financial reporting, and accounting practices and procedures, of the Company.

  Review with the independent auditor and management: (a) the adequacy and effectiveness of the Company's accounting practices, disclosure controls and procedures (and management reports thereon), and internal control over financial reporting, including:

any significant deficiencies or material weaknesses and significant changes in internal control over financial reporting reported by the independent auditor or management,

the suitability of the control framework on which management's evaluation is based,

any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

  Review with management and the independent auditor the annual financial statements of the Company included in the Company's Form 10-K, as well as information outside of the financial statements including: (a) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K with the SEC; and (c) the items required by Statement of Auditing Standards No. 61 as in effect at that time.

  Review quarterly earnings press releases and attached financial statements prior to being released to the public, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.

  Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

  Review: (a) the status of compliance with laws, regulations, and internal procedures, including management conflicts of interest and adherence to standards of business conduct as required by the policies of the Company; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures.

  Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal control and auditing matters.

  Establish policies for the hiring of employees and former employees of the independent auditor.

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  Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee, and conduct investigations, with or without the assistance of such counsel or advisors, appropriate to fulfilling the Audit Committee's responsibilities.

  Provide on behalf of the Company appropriate funding for (a) compensation to any registered public accounting firm, including the independent auditor, providing services to the Company, (b) compensation to any independent counsel or other advisors retained under paragraph 13 above, and (c) necessary or appropriate ordinary administrative expenses of the Audit Committee in carrying out its duties.

  Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.

  Perform any other activities consistent with this Charter, the Company's Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

Meetings

The Audit Committee shall meet at least five times per year and more frequently as circumstances require. The Audit Committee shall periodically meet separately in executive session, with management and the independent auditor, and with the independent auditor without management present. The Audit Committee shall report regularly to the Board of Directors.

Unless a Chairman is elected by the full Board of Directors, the members may designate a Chairman by majority vote of the full membership of the Audit Committee. A majority of the entire Audit Committee shall constitute a quorum for the transaction of business. The action of a majority of the members present at a meeting at which a quorum is present shall be the action of the Audit Committee. Any action required or permitted to be taken at a meeting of the Audit Committee may be taken without a meeting by the unanimous written consent of all members of the Audit Committee. The Audit Committee may establish such other rules of procedure for its business as it deems desirable.

Report

The Audit Committee shall prepare a report to include in the Company's annual Form 10-K and/or proxy statement.

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Appendix B

SBS Technologies, Inc.

Corporate Governance and Nominating Committee

Charter

STATEMENT OF PURPOSE

The Corporate Governance and Nominating Committee ("Committee") is a standing committee of the Board of Directors (the "Board") of SBS Technologies, Inc. (the "Company"), consisting of not fewer than three independent directors. The Committee shall have the responsibility to make recommendations to the Board with respect to nominees to be designated by the Board for election as directors and officers, the effectiveness, structure, size and composition of the Board, including committee assignments, and to monitor corporate governance standards of the Company.

The Committee will periodically review its charter and recommend appropriate changes to the Board. The Committee may retain independent consultants, as appropriate, and take such other actions as may be necessary to achieve the following duties and responsibilities:

DUTIES AND RESPONSIBILITIES

  Develop candidate criteria for Board membership, including at least one "financial expert" pursuant to SEC guidelines.

  Recommend to the Board nominees for election to the Board.

  Recommend to the Board nominees for election as officers of the Company.

  Recommend to the Board the composition and organization of the Board, including committee assignments.

  Recommend to the Board the optimal size of the Board.

  Review Board policies and practices that influence the effectiveness of the Board, including conflicts of interest.

  Recommend development programs and activities for Board members and oversee orientation of new Board members.

  Recommend criteria to be applied in determining whether directors should continue in office, and periodically review the performance of directors.

  Periodically review Company policies and procedures with respect to corporate governance standards, including the nature, timeliness and adequacy of information supplied to directors regarding Company activities, industry trends and public policy developments.

  Recommend Board stock ownership guidelines.

Dated: April 20, 2004

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Appendix C

SBS Technologies, Inc.

Management Development and Compensation Committee

Charter

The Management Development and Compensation Committee of the Board of Directors is comprised entirely of outside Directors. Members are not eligible to participate in the officer and employee compensation programs they oversee. The responsibility of the Management Development and Compensation Committee is to:

  review the CEO's policies and procedures designed to attract, develop and retain key managers and executives critical to the success of SBS and to align executive compensation with shareholder interests, and to make related recommendations to the Board of Directors, provide guidance and overview of all management development, executive salary, incentive and benefit programs,

  evaluate the performance of the Chief Executive Officer and to recommend Chief Executive Officer compensation to the full Board, and meet annually with the Chief Executive Officer to review management development programs and activities, and succession planning.

While the administration of management development and compensation is the responsibility of SBS management, the review and approval of the Management Development and Compensation Committee is required for:

  overall executive (individuals which lead businesses or functional responsibilities) compensation, philosophy and policy,

  incentive programs,

  executive benefit and perquisite programs,

  stock and stock option awards and their terms to be awarded to officers subject to Section 16(b) of the Securities Exchange Act of 1934, and

  Board member compensation and any other compensation issues as may be directed to it.

Dated: February 7, 2003

SBS Technologies, Inc.

ANNUAL MEETING OF SHAREHOLDERS
Thursday, November 18, 2004

8:30 a.m.
Mountain Standard Time

Sheraton Uptown Albuquerque Hotel
2600 Louisiana Blvd. NE
Albuquerque
New Mexico

SBS Technologies, Inc.	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

I appoint Clarence W. Peckham and Bruce E. Castle, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of shareholders to be held on November 18, 2004 in Albuquerque, New Mexico, and at any adjournment(s) or postponement(s) thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting those shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting, including matters as to which the Company did not have timely notice, and they may name others to take their place.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE FOLLOWING BOARD OF DIRECTORS’ PROPOSALS.

See reverse for voting instructions.

You may vote your Proxy in three ways Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 17, 2004.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/sbse/ — QUICK *** EASY *** IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 17, 2004.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to SBS Technologies, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of seven directors:	01 Christopher J. Amenson 02 Warren W. Andrews 03 Lawrence A. Bennigson, Ph.D. 04 Peter D. Fenner	05 Clarence W. Peckham 06 Richard Szafranski 07 Alan F. White	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

\/   Please fold here   \/

Each Director who receives a “FOR” vote by a majority of votes represented in person or by proxy at the annual meeting will be elected. If you vote to withhold authority to vote for all listed nominees or if you vote to withhold authority for a particular nominee, your vote will count as a vote “AGAINST” the nominee(s). Otherwise, your vote will count “FOR” the nominee(s).

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.    Ratification of Appointment of Independent Registered Public Accountants.                ☐   For          ☐   Against           ☐    Abstain

A “FOR” vote by a majority of the shares represented in person or by proxy at the annual meeting is required to ratify the appointment of KPMG LLP as SBS’ independent registered public accountants to audit the consolidated financial statements for the fiscal year ending June 30, 2005. If you “ABSTAIN” from voting, your abstention has the same effect as if you voted “AGAINST” the appointment.

Address Change?   Mark Box   ☐      Indicate changes below:
Date _________________________________________________

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.